UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2022 (December 7, 2022)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55925	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44043 Fremont Blvd., Fremont, CA 94538
(Address of principal executive offices)

(877) 742-3094
(Registrant's telephone number, including area code)

923 Incline Way #39, Incline Village, NV 89451
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2022, Aerkomm Inc. (the “Company”) entered into an investment conversion and bond purchase agreement (the “Agreement”) with World Praise Limited, a Samoa registered company (“WPL”). Pursuant to the terms of this agreement, a copy of which is attached hereto as Exhibit 10.1, (i) a subscription for the common stock of the Company in the amount of $3,175,200 which was entered into between WPL and the Company on June 28, 2022 and funded (the “June Subscription”), (ii) a subscription for the common stock of the Company in the amount of $5,674,000 which was entered into between WPL and the Company on September 15, 2022 and funded (the “June Subscription”), and (iii) a subscription for the capital stock of MEPA Labs, Inc. (“MEPA”), a wholly owned subsidiary of the Company, in the amount of $3,175,200 which was entered into between MEPA and the Company on June 28, 2022 and funded (the “MEPA Subscription,” and together with the June Subscription and the September Subscription, the “WPL Subscriptions”), the WPL Subscriptions in the aggregate totaling $13,173,200, were converted into loans to the Company evidenced by that certain convertible bond of the Company in favor of WPL and dated December 7, 2022 (the “Convertible Bond”), a copy of which is attached hereto as Exhibit 10.2.

In addition, and as indicated in the Agreement, WPL agreed to lend an additional $10,000,000 to the Company under the Convertible Bond (the “New Loan”) and to cap the aggregate amount of loans to the Company under the Convertible Bond, including the New Loan, the WPL Subscriptions and any future advances under the Convertible Bond, at $30,000,000.

The Convertible Bond allows for loans to the Company up to an aggregate principal amount of $30,000,000 and acknowledges an aggregate principal amount of $23,173,200 in loans under the Convertible Bond outstanding as of December 7, 2022. The Convertible Bond carries an annual interest rate of four percent (4%) which is due and payable, along with the then principal mount outstanding, on the Convertible Bond maturity date, December 7, 2024. The Convertible Bond is pre-payable in whole or in part at any time without penalty, on five days’ prior written notice to WPL. In the event of a change of control of the Company (as that term is defined in the Convertible Bond), the Convertible Bond shall become immediately payable in full. The Convertible Bond,along with accrued interest, is convertible in whole or in part by WPL at any time into shares of common stock of the Company at a conversion price of $6.00 per share.

The description above does not provide all of the terms and details of the Agreement or the Convertible Bond which documents are attached hereto as exhibits and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the discussion in Item 1.01 above which is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Investment Conversion and Bond Purchase Agreement dated December 7, 2022 by and between Aerkomm Inc. and World Praise Limited
10.2	Convertible Bond dated December 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2022	AERKOMM INC.

/s/ Louis Giordimaina
	Name:	Louis Giordimaina
	Title:	Chief Executive Officer

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